Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Incentive Award Plan, 2018 Employee Stock Purchase Plan and 2021 Employment Inducement Incentive Plan of Gritstone bio, Inc. of our report dated March 9, 2023, with respect to the consolidated financial statements of Gritstone bio, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission

/s/ Ernst & Young LLP

San Mateo, California

March 9, 2023